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                                                                   EXHIBIT 10.29



                         HSANET CABLE AFFILIATE AGREEMENT


         THIS CABLE AFFILIATE AGREEMENT ("Agreement") made the 15th day of October, 1997, between



              HIGH SPEED ACCESS NETWORK, INC. ("HSAnet"), a Delaware corporation with its principal place of business at Littleton, Colorado,


                                      A N D

                           GANS MULTIMEDIA PARTNERSHIP
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                                   PRINT NAME

a   Pennsylvania general partnership     (hereafter referred to as ("Operator"),
   ----------------------------------
                     TYPE OF ENTITY

with its principal place of business at Hazleton, Pennsylvania.


                               B A C K G R O U N D

         A. The Operator is the sole and exclusive owner of the cable television system(s) in the geographic areas identified on Schedule A attached hereto and incorporated herein by reference (the "System"). The Operator desires to augment its business by utilizing the technical capacity of the System to permit customers of HSAnet to utilize the System for purposes of internet access and high speed data transmission.

         B. HSAnet is in the business of providing its customers with internet access and high speed data transmission through various sources, including without limitation, through dial-up ISP systems and cable television plants and systems ("HSAnet Service" or "Service"). HSAnet desires to use the Operator's System to deliver the HSAnet Service to its customers.

         C. The Operator and HSAnet believe that it is in their mutual interests to utilize Operator's System to provide HSAnet customers with access to the HSAnet Service.

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


         1. HSANET SERVICE. Subject to the terms and provisions of this Agreement,



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Operator hereby grants to HSAnet, and HSAnet hereby accepts from the Operator, the exclusive right to use the System to deliver to HSAnet customers the HSAnet Service during the term of this Agreement (all recipients of HSAnet Services within the geographic region of Operator's System shall constitute "HSAnet Customers").

         2. TERM. The initial term of this Agreement shall commence on the date of this Agreement and continue for a period of five (5) years from the date the HSAnet Service is first utilized by HSAnet customers ("Commencement Date"). The term of the Agreement shall thereafter be automatically renewed for successive five (5) year renewal terms unless written notice of termination is given by either party to the other at least six (6) months prior to the expiration of the initial or applicable renewal term, in which case this Agreement shall terminate at the end of such initial or applicable renewal term.

         3. SYSTEM REQUIREMENTS FOR SERVICE. Operator acknowledges and understands that in order to deliver the HSAnet Service to HSAnet customers, (a) the System must satisfy the technical requirements set forth in Exhibit B attached hereto and incorporated herein by reference ("System Data Requirements") and (b) HSAnet shall have no responsibility, duty or obligation regarding the System satisfying the System Data Requirements. The Operator does covenant and agree that it shall promptly undertake any measures to cause the System to attain and maintain the System Data Requirements during the period of time of this Agreement. Exhibit B sets forth the time frame agreed upon by the Operator and HSAnet for the Operator to bring the System into conformity with the System Data Requirements.

         4. HSANET RESPONSIBILITIES FOR HSANET SERVICE. Upon completion of System Data Requirements by the Operator, HSAnet will promptly undertake any measures specified in Exhibit B as HSAnet Responsibilities in order to permit Operator's System to provide the HSAnet Services to HSAnet customers. Except as is expressly made applicable to HSAnet in Exhibit B and labeled as HSAnet Responsibilities, HSAnet shall have no responsibility, duty or obligation regarding the System's capacity to provide the HSAnet Services to HSAnet customers.

         5. COMPENSATION AND PAYMENTS. Subject to the terms and provisions of this Agreement, effective on and after the Commencement Date, HSAnet shall pay to the Operator an amount equal to twenty-five (25%) percent of the gross revenue of HSAnet Customers (the "Fee").

         Within forty-five (45) days following the end of each and every calendar month during the Term thereof, HSAnet shall deliver to the Operator, to the attention of Joseph W. Aman, Vice President and Chief Operating Officer, a statement showing the computation of the Fee in accordance with Exhibit C, containing true and accurate information for the preceding calendar month as to
(i) the total number of HSAnet Customers in Operator's System franchise area,
(ii) HSAnet gross revenue for use of the HSAnet Service in Operator's System franchise area, and (iii) a calculation of the Operator's Fee.

         HSAnet shall keep true and accurate books and records relating to this Agreement and Operator's Fee in accordance with generally accepted accounting principles, consistently applied.


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During the Term hereof and for one year thereafter, at Operator's expense,
Operator or its designated representatives may, at HSAnet's offices and at reasonable times within regular business hours and from time to time, subject to suitable protections relating to confidentiality and non-disclosure, inspect and make extracts and copies of any such books and records in order to determine the accuracy of any or all of HSAnet's statements rendered under this Agreement. In the event that any audit undertaken by HSAnet in accordance with its rights hereunder discloses a discrepancy of five (5%) percent or more with respect to the amount of the Fees set forth on any of HSAnet's statements, HSAnet shall reimburse Operator for all costs incurred by Operator in connection with such audit.

         6. DELIVERY OF HSANET SERVICE. HSAnet shall use its best efforts to provide a high quality HSAnet Service to its customers. Any and all costs of whatever kind or nature incurred with respect to the maintenance of Operator's plant shall be borne by and shall be the sole responsibility of Operator.

         7. DISTRIBUTION OF HSANET SERVICE. Operator covenants and agrees that it shall distribute the HSAnet Service in its entirety, without delay, interruption, alteration, addition, deletion or editing of any portion thereof and in a manner which will permit the reception by HSAnet Service customers in the same manner it provides services to its cable television customers. Operator shall maintain suitable facilities to HSAnet for the retransmission of HSAnet Service throughout the System and shall comply with all applicable local, state and federal laws, rules, regulations and franchises as required in connection with the operation of its System.

         Operator shall cooperate with HSAnet to ensure that HSAnet Service is received only by parties who are HSAnet Service customers.

         Operator shall not, and shall not authorize others to, receive, retransmit or use by any means, whether now known or hereafter devised, any part of the HSAnet Service without the prior written authorization of HSAnet. Operator shall take all reasonable precautions to prevent unlawful reception, retransmission or use of the HSAnet Service. If Operator becomes aware that any unauthorized third party is receiving or transmitting any part of the HSAnet Service, Operator shall notify HSAnet in writing of the name and address of such third party.

         8. OWNERSHIP AND USE OF HSANET EQUIPMENT AND SOFTWARE. Subject to Operator's rights relating to the HSAnet Equipment, if its loan to HSAnet is not repaid as required by Operator, the HSAnet Equipment and software which has been supplied and installed by HSAnet in Operator's System under this Agreement shall at all times be the property of HSAnet. Subject to the foregoing relating to Operator's loan to HSAnet, Operator agrees to immediately return to HSAnet in good condition at the termination of this Agreement all HSAnet Equipment subject to reasonable wear and tear. Operator will use reasonable care to avoid damaging HSAnet Equipment, and will not move, relocate, alter, sell, lease, license, assign, encumber or otherwise tamper with the HSAnet Equipment.

         Operator acknowledges that the names and Marks "HSAnet", "High Speed Access Network" and other HSAnet trademarks and logos and variations incorporating the same, and


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titles of programs contained in the HSAnet Service are the exclusive property of
HSAnet and that Operator has not and will not acquire any proprietary rights thereto by reason of the Agreement. Operator shall have no rights to use such names, marks, logos, variations or titles except at the times and in a manner expressly approved by HSAnet. Operator shall not publish or disseminate any material which violates any restriction imposed by HSAnet.

         9. MARKETING AND PROMOTION. Operator covenants and agrees that it shall promote the HSAnet Service to cable subscribers of the System with the aim of maximizing the number of HSAnet Service customers. HSAnet shall provide Operator with promotional and marketing advice and shall make available to Operator, at Operator's expense, such sales and promotional materials as HSAnet and Operator mutually consider appropriate. Operator's payments pursuant to this paragraph shall be made within thirty (30) days of receipt of HSAnet's invoice for same. Operator shall not delete or alter, or authorize the deletion or alteration of, any copyright or trademark notice, logo, credit or any other notice included in any materials delivered pursuant to this paragraph.

         10. FORCE MAJEURE. HSAnet shall not be liable to Operator for failure to supply the HSAnet Service or any part thereof, nor shall Operator be liable to HSAnet for failure to provide the HSAnet Service or any part thereof, by reason of any act of God, labor dispute, non-delivery by third parties, breakdown of facilities, legal enactment, governmental order or regulation or any other cause beyond their respective control.

         11. DEFAULT AND TERMINATION. Due and timely performance of both parties is of the essence hereof. If HSAnet defaults in the making of any payments hereunder or if either party defaults in the performance of any of its material obligation hereunder and such default shall not be cured within five (5) days after written notice thereof to HSAnet, or if either party becomes insolvent, or if a petition under any bankruptcy act shall be filed by or against either party (which petition, if filed against Operator, shall not have been dismissed within thirty (30) days thereafter), or if either party executes an assignment for the benefit of creditors, or if a receiver is appointed for the assets of either party, or if either party takes advantage of any insolvency or any like statute (any of the above acts are hereinafter called "Event of Default"), then the other party may, in addition to any and all other rights which that party may have, terminate this Agreement by giving written notice to the other party at any time after the occurrence of any Event of Default. HSAnet shall, nevertheless, remain liable for all monies due or to become due to Operator pursuant hereto.

         12. MISCELLANEOUS All rights not specifically granted to Operator hereunder in and to the HSAnet Service are reserved to HSAnet for HSAnet's sole and exclusive use, disposition and exploitation and are exercisable by HSAnet any time, from time to time, in any location and by any means whatsoever.

         All notices, statements and other communications given hereunder shall be made in writing by telegraph, telex, personal delivery or by mailing the same by certified mail, return receipt requested, or by next day express delivery in a postpaid wrapper, addressed to the other as aforesaid, and the date of such personal delivery, telegraphing, telexing, the next day if by express delivery, or the date five (5) days after such mailing shall be deemed the date on which such notice is effective.


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         Neither this Agreement nor any rights or obligations hereunder may be assigned by HSAnet without prior written consent of Operator, and such assignment shall not relieve the assignor of its obligations hereunder. Any purported assignment without such consent shall be null and void and not enforceable against Operator. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and shall inure to the benefit to HSAnet and Operator and their respective legal representatives, and permitted successors in interest and assigns.

         Any waiver by either party of any breach of any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         With respect to the subject matter of this Agreement, this Agreement and the Exhibits hereto (i) set forth the entire agreement between the parties hereto and any parties who have in the past or who are now representing either of the parties hereto,

(ii) supersede all prior understanding and communications between the parties, oral or written, and (iii) constitute the entire agreement between the parties.

         Operator and its employees and agents have maintained and will maintain, in confidence, the terms and conditions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by or from HSAnet personnel or HSAnet files, and have not and will not reveal the same to any persons not employed by HSAnet, except (i) at the written direction of HSAnet,
(ii) to the extent necessary to comply with law or a valid order of a court of competent jurisdiction, in which event Operator shall so notify HSAnet as promptly as practicable (and, if possible, prior to making any disclosure) and in all cases shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, auditors and its attorneys, provided such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph and (iv) in order to enforce its rights pursuant to this Agreement.

         HSAnet and its employees and agents have maintained and will maintain, in confidence, the terms and conditions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by or from Operator personnel or Operator files, and have not and will not reveal the same to any person not employed by Operator, except (i) at the written direction of Operator, (ii) to the extent necessary to comply with law or valid order of a court of competent jurisdiction, in which event, HSAnet shall so notify Operator as promptly as practical (and if possible, prior to making any disclosure) and in all cases shall seek confidential treatment of such information, (iii) as part of its normal reporting or review procedure to its parent company, auditors and its attorneys, provided such parenting company, auditors and attorneys agree to be bound by the provisions of this paragraph and (iv) in order to enforce its rights pursuant to this Agreement.

         Nothing contained herein shall be deemed to create a relationship of joint venture, associates, principal and agent or partnership between the parties hereto and neither party shall hold itself out of the contrary. Each party is acting as principal hereunder.


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         This Agreement and the rights and obligation of the parties hereunder shall be governed by and construed in accordance with the laws of Maryland applicable to contracts entered into and fully performed therein.

GANS MULTIMEDIA PARTNERSHIP,               HIGH SPEED ACCESS NETWORK, INC.
BY CABLE TV, INC.
its managing general partner

BY: /s/ JOSEPH W. AMAN                     BY: /s/ RON PITCOCK
   -----------------------------------        ---------------------------------
   JOSEPH W. AMAN, VP & COO                   RONALD PITCOCK, PRESIDENT
   DATE: October 15, 1997                     DATE: October 15, 1997






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                                   SCHEDULE A


                            CABLE TELEVISION SYSTEMS


                          St. Mary's County - Maryland
                          King George County - Virginia
                       Western Cablevision, Inc. (Arizona)